EXHIBIT 10.10.3
                                                                 ---------------

                                OPTION AGREEMENT


         THIS AGREEMENT is made this ___26__ day of September, 2003, by and between Hopkins Real Estate Investments, L.L.C., hereinafter "Seller," and Extended Systems of Idaho, Incorporated, an Idaho corporation, hereinafter "Buyer."

                                   WITNESSETH
         WHEREAS, Seller is the owner of the real property and improvements commonly known as 5777 N. Meeker, Boise, ID 83713, and more particularly described as:

                  See Attached Exhibit "A"

hereinafter referred to as "the Premises."

         WHEREAS, Buyer wishes to secure the right to purchase the Premises at a future date.

         WHEREAS, Seller is willing to grant Buyer the right to buy the Premises for a fixed price for a limited period of time under specific terms and conditions;

         WHEREAS, Seller and Buyer have entered into a separate Lease Agreement for the Premises;

         NOW THEREFORE, in consideration of the mutual benefits to both parties and the money to be paid by Buyer to Seller, the parties agree as follows:

         1. Grant of Option. Seller hereby grants to Buyer the sole and exclusive right to purchase the Premises in same condition as the Premises existed on the date of this Agreement, less normal wear upon such specific terms and conditions as set forth herein, which right shall be irrevocable except as otherwise set forth herein, and;

         2. Option Price. The purchase price for this Option is the sum of $1,000.00 to be paid at the execution of this Agreement.

         3. Duration of Option. This Option shall be valid and binding upon Seller, and shall further bind the Premises, from September 26, 2003, until September 26, 2013, at 6:01 p.m. Mountain Time, (hereinafter the "Term"), at which time it shall automatically terminate and shall have no further force and effect, unless Buyer and Seller have agreed, in writing, to extend the term of the Option, or if it is terminated prior to that date under the terms of this Agreement.

OPTION AGREEMENT - Page 1

         4. Termination of Option: This Option shall terminate and be of no further force and effect between the parties upon the occurrence of any of the following:

                  (a) Expiration of the Term without a written agreement signed by both parties setting forth a new expiration date;

                  (b) Upon receipt of written notice from Buyer to Seller indicating Buyer's intent to immediately terminate the Option;

                  (c) Breach by Buyer of the Lease Agreement which remains uncured for sixty (60) days from written notice of such default from Seller.

         5. Disposition of Payments Upon Termination. Any sums paid as part of this Option shall be non-refundable and be retained by the Seller as agreed compensation to the Seller for keeping the Premises available exclusively to Buyer.

         6. Method of Exercise. This Option may be exercised by the Buyer as follows:

                  (a) At least 60 days prior to the expiration of this Option, Buyer may send written notice of its intent to exercise this Option. Buyer shall send written notice of its intent to exercise by certified mail, postage prepaid, to Seller at the following address:

                                    Hopkins Real Estate Investments, L.L.C.
                                    c/o Hopkins Loan Services, Inc.
                                    P.O. Box 670 Meridian, ID 83680

                  (b) Within 30 days of the receipt of the written notice indicating Buyer's intent to exercise the Option, the parties shall enter into a Purchase and Sale Agreement upon the following terms:

                           (1) The Price shall be Five Million One Hundred Thousand Dollars ($5,100,000);

                           (2) Closing within 30 days of execution of Purchase and Sale Agreement;

                           (3) Cash to Seller at closing; and

OPTION AGREEMENT - Page 2

                           (4) The Option Price paid hereunder, shall be credited toward the Purchase Price;

                           (5) Non-refundable Earnest money, which shall be applicable to the Purchase Price, according to the following schedule:

                           ---------------------------- ------------------------
                           DATE OF SIGNING OF PURCHASE AMOUNT OF EARNEST MONEY AGREEMENT
                           ---------------------------- ------------------------
                           On or before June 26, 2013   Option Price paid herein
                           ---------------------------- ------------------------
                           After June 26, 2013          $20,000.00
                           ---------------------------- ------------------------

                           (6) All other necessary terms and conditions as the parties shall agree.

                  If the purchase by Buyer of the Premises from Seller fails to close for any reason whatsoever, Buyer's Option shall remain valid and exercisable up to 90 days prior to the expiration of the remaining Term.

         7. Closing. If Buyer duly exercises the Purchase Option, the parties shall proceed to closing (hereinafter "Closing"). All closing costs shall be paid by the parties according to the terms of this Agreement set forth below.

         At Closing, the closing agent shall undertake the following duties:

              (a) Cause all documents and instruments contemplated by this Agreement, or otherwise required by law, or as required by joint instruction letters from the parties, or those reasonably required by the closing agent, to be duly executed and where necessary for recording, to be duly acknowledged. Seller shall deliver to the closing agent a warranty deed from Seller to Buyer in a mutually acceptable form.

              (b) Receive delivery of the total Purchase Price funds from Buyer, including Buyer's portion of Closing costs, and to disburse to Seller the total net Purchase Price closing proceeds from the trust account of the closing agent, after deducting Seller's portion of Closing costs.

              (c) Cause the warranty deed to be duly recorded, and to deliver the recorded warranty deed to Buyer.

              (d) Prepare Closing Statements for delivery to each of the parties to account for the closing agent's receipt and disbursement of Closing monies.

OPTION AGREEMENT - Page 3

              (e) Undertake all other duties as jointly instructed by the parties.

              (f) Issue Buyer a final policy of title insurance.

         8. Title and Title Insurance. At Closing, Seller shall execute a warranty deed conveying good and marketable title, free and clear of all liens, claims, and encumbrances, to the Premises. In no event shall Seller allow any lien or liens to encumber the Premises for more than a combined amount greater than the Option Price set forth herein, which amount shall be inclusive of any principal, interest, penalties, costs and attorney fees.

         At Closing, the cost of the final Title Policy shall be the sole and separate cost of Seller. Buyer may elect to acquire an ALTA Extended Coverage Title Policy, but the additional cost of extended coverage shall be Buyer's separate cost. Buyer and Seller shall split equally the closing fee associated with the closing. All other closing costs, however, shall be the sole and separate responsibility of the Buyer. The parties agree that neither party shall be obligated to pay any brokerage fees associated with this transaction.

         9.       Recordation of Notice of Option and Quitclaim Deed.

                  (a) Upon execution of this Agreement, Seller shall also prepare and cause to be recorded at the Office of the Ada County Recorder a Notice of Option setting forth that an option has been granted. A copy of the document to be executed by Seller is attached as Exhibit "B"

                  (b) Buyer shall also execute a Quitclaim Deed in the form set forth in Exhibit "C", which document shall be held in escrow by a third party, at Buyer's election, which document shall only be recorded upon the following conditions:

                           (1) Buyer has provided to Seller a written notice of its intent to terminate this Option, or

                           (2) This Option has terminated under any of the provisions set forth in paragraph 4 (a) or 4 (c).

         10.      Miscellaneous Terms.

                  (a) Merger. This Agreement contains all of the terms and conditions affecting this Option, and all other discussions, understandings, promises, or representations are deemed merged in this Option and are of no further force and effect.

OPTION AGREEMENT - Page 4

                  (b) Headings. The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

                  (c) Governing Law. This Agreement and said other instruments shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the State of Idaho.

                  (d) Survival. The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

                  (e) Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supercedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

                  (f) Time. Time is of the essence in the performance of this Agreement.

                  (g) Default. In the event of a default or breach of this Agreement by either party, the party claiming the default shall be entitled to pursue any remedy available at law or in equity for a breach of contract suit, provided that the party claiming the default shall first give the other party written notice describing the claimed default and a period of not less than thirty (30) days to cure.

                  (h) Attorneys' Fees. Should either party employ attorneys to enforce a claim of default, the party losing in any final judgment agrees to pay the prevailing party all reasonable costs, charges and expenses, including reasonable attorneys' fees, expended or incurred in connection therewith.

                  (i) Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following addresses:

OPTION AGREEMENT - Page 5

              Seller Notice Address:                               Buyer Notice Address:
              Hopkins Real Estate Investments, L.L.C.              Extended Systems of Idaho, Incorporated
              c/o Hopkins Financial Services P.O. Box 670          5777 North Meeker Ave.
              Meridian, ID 83680                                   Boise, ID  83713
                                                                   ATTN:  Karla K. Rosa, CFO

                                                                   With copies to:
                                                                   Extended Systems of Idaho, Incorporated
                                                                   5777 North Meeker Ave.
                                                                   Boise, ID  83713
                                                                   Attn: General Counsel

              A party's address may be changed by written notice to the other party; provided, however, that no notice of change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. Notices given by counsel to the Buyer shall be deemed given by Buyer and notices given by counsel to the Seller shall be deemed given by Seller.

              (j) Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included unless such last day is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which neither a Saturday, Sunday or legal holiday. The last day of any period of time described herein shall be deemed to end at 6:00 p.m. Mountain Standard Time.

              (k) Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by Seller to Buyer at Closing, Seller agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Buyer.

              (l) Assignment. This Option and all rights hereunder shall be freely assignable by Buyer; and if assigned by Buyer, any and all acts performable by Buyer

OPTION AGREEMENT - Page 6
              hereunder may be performed by its assignee, whether such assignment is made before or after the exercise of this Option.

              (m) Partial or Total Destruction. In the event of a Partial or Total Destruction of the Premises as set forth in the Commercial Lease Agreement between the parties, if Buyer elects in its sole discretion to exercise this Option to purchase the Premises, Seller shall assign and transfer any and all insurance proceeds or other monies associated with such Partial or Total Destruction of the Premises.


Dated the day above first written.

SELLER                                       BUYER
------                                       -----
Hopkins Real Estate Investments, L.L.C.      Extended Systems of Idaho,
                                             Incorporated


/s/Randy Hopkins                             /s/ Karla K. Rosa
-----------------------                      -----------------------
By: Randy Hopkins                            By: Karla K. Rosa
    -------------------                          -------------------
Its: Managing Member                         Its: CFO


STATE OF IDAHO    )
                  ) ss.
County of Ada     )

         On this 26___ day of September, 2003, before me, the undersigned, a Notary Public in and for said State, personally appeared Randy Hopkins, Managing Member of the Hopkins Real Estate Investments, L.L.C., known to me to be the person who executed the within and foregoing instrument for and on behalf of the Hopkins Real Estate Investments, L.L.C., and acknowledged to me that he executed the same.

         IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.


                                    /s/ Patti I. Chupp
                                    ---------------------------
                                    Notary Public for Idaho
                                    Residing at Boise, ID
                                    My comm. exp.:5/8/04


OPTION AGREEMENT - Page 7

STATE OF IDAHO    )
                  ) ss.
County of Ada     )

         On this 26_ day of September, 2003, before me, the undersigned, a Notary Public in and for said State, personally appeared Karla K. Rosa__, the CFO________________ of Extended Systems of Idaho, Incorporated, known to me to be the person who executed the within and foregoing instrument for and on behalf of Extended Systems of Idaho, Incorporated, and acknowledged to me that he executed the same.

         IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.


                                    /s/Patty I. Chupp
                                    --------------------------
                                    Notary Public for Idaho
                                    Residing at Boise, ID
                                    My comm. exp.:_5/8/04

OPTION AGREEMENT - Page 8

                                    EXHIBIT A

         PREMISES DESCRIPTION

         A portion of Lot 6, Block 1 of Research Center No. 1 Subdivision, as recorded in book 57 of plats at page 5342 of Ada County records, and located in the Northeast1/4of Section 28, T. 4 N., R. 1 E., B.M., and being more particularly described as follows:

         Commencing at the Southeast corner of the Northeast 1/4 of said Section 28, thence N 89(degree)43'27"W along the southerly boundary of the Northeast 1/4 of Section 28 for a distance of 600.22 feet (formerly described as 600.00 feet) to a 5/8" diameter iron pin;
         thence N 00(degree)13'00"E for a distance of 28.00 feet to a 1/2" diameter iron pin marking the Southeast corner of Lot 6, Block 1, of Research Center No. 1 Subdivision;
         thence N 89(degree)43'27"W along the South boundary of said Lot 6 for a distance of 1405.16 feet to the southwest corner of said Lot 6;
         thence N 00(degree)13'00"E for a distance of 747.00 feet to the Northwest corner of said Lot 6; thence S 89(degree)43'27"E along the North boundary of said Lot 6 for a distance of 640.25 feet, to the REAL POINT
OF BEGINNING;
         thence leaving said North boundary, S 00(degree)17'11"W for a distance of 440.99 feet;
         thence S 89(degree)42'49" E for a distance of 723.79 feet to a point of intersection with a non-tangent cul-de-sac curve being the westerly right-of-way line of Meeker Avenue;
         thence northerly along the arc of said curve to the right for a distance of 17.37 feet, said curve having a radius of 60.00 feet, a central angle of 16(degree)35'13", subtended by a chord which bears N 66(degree)39'57"E for a distance of 17.31 feet to a point of reverse curve;
         thence northerly along the arc of said curve to the left for a distance of 45.66 feet, said curve having a radius of 35.00 feet, a central angle of 74(degree)44'33", subtended by a chord which bears N 37(degree)35'16"E for a distance of 42.49 feet to a point of tangent;
         thence N 00(degree)13'00"E along the East boundary of said Lot 6 for a distance of 400.40 feet to the northeast corner of said Lot 6;
         thence N 89(degree)43'27"W along the North boundary line of said Lot 6 for a distance of 764.91 feet to the REAL POINT OF BEGINNING, containing 7.74 acres of land, more or less.

OPTION AGREEMENT - Page 9

                                    EXHIBIT B
                                NOTICE OF OPTION


         This Notice is given this __26__ day of September, 2003, by Hopkins Real Estate Investments, L.L.C., an Idaho limited liability company, whose address is P.O. Box 670, Meridian, Idaho, 83680, that: (1) Hopkins Real Estate Investments, L.L.C. is the owner of a certain parcel of real property located in Ada County, Idaho, more particularly described on Exhibit "A" attached hereto; and (2) Hopkins Real Estate Investments, L.L.C., has entered into an Option Agreement with Extended Systems of Idaho, Incorporated, an Idaho corporation, whose address is 5777 N. Meeker Ave, Boise, ID 83713, whereby Hopkins Real Estate Investments, L.L.C. has granted an option to sell the above described real property to Extended Systems of Idaho, Incorporated, under terms and conditions that are fully set forth in the Option Agreement. A material provision of the Option Agreement is the restriction upon Seller that the Seller is not allowed to allow any lien or liens to encumber the Premises for more than a combined amount greater than the Option Price set forth therein, which amount shall be inclusive of any principal, interest, penalties, costs and attorney fees.



HOPKINS REAL ESTATE INVESTMENTS, L.L.C.

/S/ RANDY HOPKINS
--------------------------
BY: RANDY HOPKINS
ITS: MANAGING MEMBER




STATE OF IDAHO    )
                  ) ss.
County of Ada     )

         On this __26_ day of August, 2003, before me, the undersigned, a Notary Public in and for said State, personally appeared Randy

OPTION AGREEMENT - Page 10

Hopkins, Managing Member of the Hopkins Real Estate Investments, L.L.C., known to me to be the person who executed the within and foregoing instrument for and on behalf of the Hopkins Real Estate Investments, L.L.C., and acknowledged to me that he executed the same.

         IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.


                                    /s/ Patty I. Chupp
                                    ----------------------------
                                    Notary Public for Idaho
                                    Residing at _Boise, ID
                                    My comm. exp.:_5/8/04


OPTION AGREEMENT - Page 11

                                    EXHIBIT C
                                 QUITCLAIM DEED


         FOR VALUE RECEIVED Extended Systems of Idaho, Incorporated, and Idaho corporation, does hereby convey, release, remise and forever quit claim unto Hopkins Real Estate Investments, L.L.C., an Idaho limited liability company, whose current address is P.O. Box 670, Meridian, Idaho, 83680, the following described premises, to-wit:
             See Attached Exhibit "A"

             TOGETHER with all appurtenances. DATED this _26__ day of September, 2003.

LESSEE
------
Extended Systems of Idaho, Incorporated

/s/ Karla K. Rosa
----------------------
By: Karla K. Rosa
Its: CFO


STATE OF IDAHO    )
                  ) ss.
County of Ada     )

         On this __26_ day of September, 2003, before me, the undersigned, a Notary Public in and for said State, personally appeared Karla K. Rosa______, the _CFO________________ of Extended Systems of Idaho, Incorporated, known to me to be the person who executed the within and foregoing instrument for and on behalf of Extended Systems of Idaho, Incorporated, and acknowledged to me that he executed the same.

         IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

                                    /s/ Patty I. Chupp
                                    Notary Public for Idaho
                                    Residing at _Boise, ID
                                    My comm. exp.: 5/8/04


OPTION AGREEMENT - Page 12